UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024 (May 22, 2024)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2024, LogicMark, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the five proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “Proxy Statement”).

As of the close of business on April 10, 2024, the record date (the “Record Date”) for the Annual Meeting, 2,196,612 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 10 shares of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder, and 106,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 2,040 votes for the 106,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 993,769 votes were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The five (5) nominees named in the Proxy Statement were elected at the Annual Meeting to serve as the Company’s directors until the Company’s 2025 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. The final voting results with respect to the election of each such nominee were as follows:

Nominee	For	Withheld
Chia-Lin Simmons	316,001	53,272
Robert Curtis	315,974	53,299
John Pettitt	316,540	52,733
Barbara Gutierrez	314,476	54,797
Carine Schneider	314,392	54,881

There were 624,496 broker non-votes with respect to each such nominee for the first proposal.

Proposal 2 – The appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 was ratified by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
892,914	98,590	2,265

Proposal 3 – The non-binding advisory resolution on the compensation paid to the Company’s named executive officers was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
273,317	65,549	30,407

There were 624,496 broker non-votes with respect to the third proposal.

Proposal 4 – Three years has been selected by the Company’s stockholders as the frequency of the stockholder vote on the non-binding advisory resolution on the compensation of the Company’s named executive officers. The final voting results were as follows:

One Year	Two Years	Three Years	Abstain
66,211	6,342	235,010	61,710

There were 624,496 broker non-votes with respect to the fourth proposal.

Proposal 5 – The issuance of 20% or more of the Company’s outstanding shares of Common Stock upon exercise of the Company’s Series A-2 common stock purchase warrants and Series B-2 common stock purchase warrants, issued to certain holders (each, a “Holder”) pursuant to certain inducement agreements, dated as of November 21, 2024, by and between the Company and each Holder, was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
301,129	62,145	5,999

There were 624,496 broker non-votes with respect to the fifth proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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